Execution Version

TERM LOAN AGREEMENT
dated as of April 1, 2024 among
WBI ENERGY TRANSMISSION, INC.,
as the Company,
CEHI, LLC,
as the Parent,
VARIOUS LENDERS
and
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

U.S. BANK NATIONAL ASSOCIATION
Lead Arranger and Sole Bookrunner

(continued)
Page
ARTICLE I

ARTICLE II

ARTICLE III

ARTICLE IV

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4.04No Default    ..............................................................................................................28
4.05Material Adverse Effect    .........................................................................................28
4.06Participations...........................................................................................................28
ARTICLE V

ARTICLE VI

-i-

(continued)

ARTICLE VII

7.10    Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt
Practices Act..........................................................................................................    44
ARTICLE VIII

ARTICLE IX

-iii-

(continued)

ARTICLE X

ARTICLE XI

-iv-

(continued)

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EXHIBITS
AForm of Opinion of Cohen Tauber Spievack & Wagner P.C.
BForm of Opinion of Paul R. Sanderson
CForm of Note
DForm of Assignment Agreement
EForm of Compliance Certificate
FForm of Money Transfer Instructions
G-1 to G-4 Form of Tax Compliance Certificates H    Form of Borrowing Notice

SCHEDULES
2.01Commitments and Pro Rata Shares
7.01Certain Permitted Liens
7.02Existing Indebtedness
11.02    Lending Installations; Addresses for Notices

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TERM LOAN AGREEMENT
This TERM LOAN AGREEMENT dated as of April 1, 2024 (this “Agreement”) is among WBI ENERGY TRANSMISSION, INC., a Delaware corporation (the “Company”), CEHI, LLC, a Delaware limited liability company (the “Parent”), the Banks (as defined below) and U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as administrative agent.
WHEREAS, the Company has requested the Banks provide a term loan facility to the Company in an aggregate principal amount of $60,000,000; and
WHEREAS, the Banks party hereto have agreed to make the requested term loan facility available to the Company on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
1.01Certain Defined Terms. The following terms have the following meanings: “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of more than 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.
“Administrative Agent” means U.S. Bank (together with its branches and affiliates) in its capacity as administrative agent for the Banks pursuant to Article IX, and not in its individual capacity as a Bank, and any successor administrative agent appointed pursuant to Article IX.
“Affected Bank” has the meaning specified in Section 2.12.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or other equity interests, by contract or otherwise.
“Agreement” has the meaning specified in the preamble.

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“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the Parent and its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Rate” means a per annum rate equal to 4.52%.
“Approved Fund” means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.
“Assignment Agreement” means an assignment agreement, in substantially the form of Exhibit D hereto (or otherwise reasonably acceptable to the Administrative Agent).
“Attorney Costs” means and includes all fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all disbursements of internal counsel.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101, et seq.).
“Banks” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R §1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.
“Borrowing Notice” has the meaning specified in Section 2.02(a).
“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in Minneapolis and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system.

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“Change in Law” has the meaning specified in Section 3.01.
“Change of Control” means the occurrence of any event whereby (i) MDU Resources Group, Inc. ceases to own direct or indirect sole beneficial ownership (as defined under Rule 13d- 3 under the Exchange Act as in effect on the date of this Agreement) of at least 66-2/3% of the combined voting power of the Parent’s membership interests which are entitled to vote generally in the election of managers of the Parent or (ii) the Parent ceases to own direct or indirect sole beneficial ownership (as defined under Rule 13-d under the Exchange Act as in effect on the date of this Agreement) of at least 66-2/3 % of the combined voting power of the Company’s securities which are entitled to vote generally in the election of directors of the Company; provided that, notwithstanding the foregoing, MDU Resources Group, Inc. and its Subsidiaries shall be permitted to consummate the CSG Separation (as defined herein).
“Closing Date” means the date on which the conditions precedent set forth in Article IV have been satisfied (or waived by all Banks).
“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.
“Commitment” means, for each Bank, the obligation of such Bank to make Loans on the Closing Date in an aggregate amount not exceeding the amount set forth in Schedule 2.01.
“Commodity Contract” means any agreement, device or arrangement providing for payments which are related to fluctuations in commodity prices, including commodity swap or forward sale or purchase agreements.
“Company” has the meaning specified in the preamble.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E, properly completed and signed by a Responsible Officer.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Indebtedness” means, at any time, as to any Person, all Indebtedness of such Person and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Worth” means, as of any time, as to any Person, stockholders’ equity (including Preferred Stock but only if it is not redeemable) as set forth in such Person’s consolidated balance sheet, prepared in accordance with GAAP.
“Consolidated Tangible Net Worth” means, as of any time, as to any Person, Consolidated Net Worth of such Person, minus the net book amount of goodwill and other intangible assets of such Person and its Subsidiaries shown on such consolidated balance sheet.
“Consolidated Total Capitalization” means, as of any time, Consolidated Tangible Net Worth plus Consolidated Indebtedness at such time.

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“Contingent Obligation” means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (c) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value thereof.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.
“Covered Contracts” means all obligations (contingent or otherwise) of the Parent or any Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating interest rate, exchange rate or price risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person and not for the purposes of financing, speculation or taking a “market view.”
“Covered Entity” means any of the following;
(a)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(b)a “covered bank” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 47.3(b); or
(c)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b).

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“Covered Party” has the meaning specified in Section 11.25.
“CSG Separation” means any transaction, or series of transactions, and the execution and performance of any agreements, primarily in connection with any separation, sale, restructuring, distribution or other disposal of MDU Construction Services Group, Inc. and the MDU Construction Services Group, Inc. business from MDU Resources Group, Inc. and its Affiliates, however effectuated, including by way of a dividend, merger, stock sale, asset sale, spin-off or other extraordinary transaction, or any combination of the foregoing.
“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,
(b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Assignee” means (a) a Bank, (b) an Affiliate of a Bank, (c) an Approved Fund and (d) any other Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably delayed, withheld or conditioned); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include (x) the Parent or any of the Parent’s Affiliates or Subsidiaries.
“Environmental Claims” means all material claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

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“Environmental Laws” means all federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, and the Emergency Planning and Community Right-to-Know Act.
“Equity Interests” means all shares, interests, participation or other equivalents, however designated, of or in a corporation or limited liability company, whether or not voting, including common stock, member interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), insolvent (within the meaning of Section 4245 of ERISA) or in “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA);
(d)the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) a failure by the Parent or any ERISA Affiliate to make required contributions to a Pension Plan or Multiemployer Plan, or the imposition of a lien in favor of a Pension Plan under Section 430(k) of the Code or Section 303(k) of ERISA; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or for the imposition of any liability under Section 4069 or 4212(c) of ERISA; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Parent or any ERISA Affiliate; (h) an application for a funding waiver pursuant to Section 412 of the Code or Section 302(c) of ERISA with respect to any Plan; or (i) a determination that a Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).
“ERISA Termination Event” means the filing of a notice of intent to terminate a Pension Plan, or the treatment of a plan amendment as the termination of a Pension Plan, under Section 4041 or 4042 of ERISA.

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” means any of the events or circumstances specified in Section 8.01.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.12) or (ii) such Bank changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.03(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement entered into in connection with the implementation of such Sections.
“Federal Funds Effective Rate” means, for any day, the greater of (a) zero percent (0.0%) and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day that is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three (3) Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Fee Letter” means a letter agreement dated as of April 1, 2024 between the Company and
U.S. Bank regarding certain fees payable hereunder.
“Financial Contract” means any agreement, device or arrangement providing for payments related to fluctuations of interest rates, including interest rate swap or exchange agreements, interest rate cap or collar protection agreements and interest rate options.

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“Fitch” means Fitch Ratings Inc. and any successor thereto that is a nationally recognized rating agency (or if neither Fitch Ratings Inc. nor any such successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States as mutually agreed between the Majority Banks and the Parent).
“Foreign Bank” means a Bank that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Guaranteed Obligations” means the Obligations, and all costs and expenses including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent and the Banks in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Company, the Parent or any other guarantor of all or any part of the Obligations.
“Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.”
“IFRS” means the body of pronouncements issued by the International Accounting Standards Board (IASB), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee and adapted for use in the European Union.

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“Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all redemption obligations in respect of Preferred Stock; (c) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (d) all reimbursement or payment obligations (contingent or otherwise) with respect to Surety Instruments; (e) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (f) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (g) all liabilities properly appearing on the Person’s balance sheet with respect to capital leases; (h) net liabilities under Swap Contracts; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (j) all Securitization Obligations of such Person; and (k) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.
“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.
“Investment Grade Rating” means a Rating of BBB- (or the equivalent) or higher from Fitch or S&P.
“IRS” means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.
“Knife River Spin-Off” means all transactions and the execution and performance under all agreements primarily in connection with the separation and distribution of Knife River Corporation and the Knife River Corporation business from MDU Resources Group, Inc. and its Affiliates.

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“Lead Arranger” means U.S. Bank National Association in its capacity as sole lead arranger and sole bookrunner for the term loans evidenced hereby.
“Lending Installation” means, with respect to a Bank or the Administrative Agent, any office, branch, subsidiary or affiliate of such Bank or the Administrative Agent.
“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.
“Loan” has the meaning specified in Section 2.01.
“Loan Documents” means this Agreement, the Notes and the other documents and agreements contemplated hereby.
“Loan Guaranty” has the meaning specified in Section 10.01.
“Loan Parties” means, collectively, the Company and the Parent and their successors and assigns, and the term “Loan Party” shall mean any of them or all of them individually, as the context may require.
“Majority Banks” means Banks having in the aggregate more than 50% of the principal amount of all Loans.
“Make-Whole Amount” has the meaning specified in Section 2.04(d).
“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.
“Material Adverse Effect” means a material adverse effect on (a) the business, property, condition (financial or otherwise) or results of operations of the Parent and its Subsidiaries taken as a whole, (b) the ability of the any Loan Party to perform its obligations under the Loan Documents or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Banks thereunder.
“Maturity Date” means, the earliest of (a) April 1, 2039, (b) the date on which all Loans, all interest thereon and all other amounts payable in connection therewith have been paid in full and (c) such other date on which the Obligations become due and payable in accordance with Section 8.01.
“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) to which the Parent or any ERISA Affiliate (a) makes, is making, or is

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obligated to make contributions or, (b) has made, or been obligated to make, contributions during the preceding three calendar years.
“Note” means a promissory note, in substantially the form of Exhibit C, duly executed by the Company and payable to the order of the applicable Bank.
“Obligated Party” has the meaning specified in Section 10.02.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans and accrued and unpaid interest thereon, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of any Loan Party to any Bank, the Administrative Agent or any indemnified party hereunder arising under any Loan Document.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Opinions of Counsel” means the written legal opinions of (i) Cohen Tauber Spievack & Wagner P.C., special counsel to the Loan Parties, substantially in the form of Exhibit A, and
(ii) Paul R. Sanderson, chief legal officer of the Loan Parties, substantially in the form of Exhibit B; in each case together with copies of all factual certificates upon which such counsel has relied.
“Organization Documents” means, for any corporation or other entity, the certificate or articles of incorporation (or similar formation document), the bylaws (or similar governing document), any certificate of determination or instrument relating to the rights of preferred equityholders of such Person, any equityholder rights agreement, and all applicable resolutions of the board of directors (or similar governing body) (or any committee thereof) of such Person.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12).
“Parent” has the meaning specified in the preamble.
“Participant” has the meaning specified in Section 11.08(a).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.

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“Payment Date” means the last Business Day of each March and September.
“PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code, which the
Parent or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years but excluding any Multiemployer Plan.
“Permitted Business” has the meaning specified in Section 7.05.
“Permitted Liens” has the meaning specified in Section 7.01.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Parent or any ERISA Affiliate sponsors or maintains or to which the Parent or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan but excludes any Multiemployer Plan.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“Principal Payment Date” means the last Business Day of each March.
“Pro Rata Share” means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of the aggregate principal amount of all Loans of such Bank divided by the aggregate principal amount of all Loans of all Banks.
“Purchasers” has the meaning specified in Section 11.08(d).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 11.25.
“Rating” means (a) the rating assigned by S&P or Fitch to the outstanding senior unsecured non-credit-enhanced long-term indebtedness of the Parent or (b) if neither S&P nor

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Fitch has assigned a rating of the type described in clause (a), the corporate rating assigned to the Parent by S&P or the issuer rating assigned to the Parent by Fitch.
“Ratings Adjustment” means, as of any date of determination, (a) at any time the Parent shall not have an Investment Grade Rating, an amount equal to (i) the cash interest rate payable by an issuer having a Rating equivalent to the Parent’s then effective Rating on a corporate issuance of Indebtedness for borrowed money in an aggregate principal amount equal to the then outstanding principal balance of the Loans, and having a maturity on the Maturity Date minus (ii) the cash interest rate payable by an issuer having a Rating of BBB (or the equivalent) from Fitch or S&P on a similar issuance of corporate Indebtedness for borrowed money, in each case as reasonably determined by the Administrative Agent; provided that in no event shall the amount in this clause (a) be less than 0%; and (b) at any other time, 0%.
“Recipient” means (a) the Administrative Agent and (b) any Bank, as applicable.
“Reportable Event” means any of the events required to be reported by Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Person, the chief executive officer, the president or the general counsel of such Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or the assistant treasurer of such Person, or any other officer having substantially the same authority and responsibility. Any document or certificate hereunder that is signed or executed by a Responsible Officer of the Company or the Parent, as applicable, shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company or the Parent, as applicable, and such officer shall be conclusively presumed to have acted on behalf of the Company or Parent, as applicable.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw- Hill Companies Inc., and any successor thereto that is a nationally recognized rating agency (or, if neither such division nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the United States as mutually agreed between the Majority Banks and the Parent).
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, Luhansk People’s Republic and the Kherson and Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea and Syria).

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“Sanctioned Person” means, at any time, an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by, or acting or purporting to act for or on behalf of, individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any Sanctions or (ii) located, organized or resident in any Sanctioned Country.
“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United
Nations Security Council, the European Union, His Majesty’s Treasury, any EU Member State or other relevant sanctions authority.
“Securitization Obligations” means, with respect to any Securitization Transaction, the aggregate investment or claim held at any time by all purchasers, assignees or transferees of (or of interests in) or holders of obligations that are supported or secured by accounts receivable, lease receivables and other rights to payment in connection with such Securitization Transaction.
“Securitization Transaction” means any sale, assignment or other transfer by a Person of accounts receivable, lease receivables or other payment obligations owing to such Person or such Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of such Person or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.
“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including the probable liability of such Person on disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including the probable liability of such Person on disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.
“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Company.
“Supported QFC” has the meaning specified in Section 11.25.
“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

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“Swap Contract” means any swap agreement (as such term is defined in Section 101(53B) of the Bankruptcy Code) and any other agreement, device or arrangement designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices, including any Commodity Contracts and Financial Contract and any other agreement, device or arrangement providing for payments that are related to fluctuations in interest rates (including any interest rate cap, collar or option) or commodity prices (including any forward sale or purchase agreement).
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Parent or the Company, as applicable, based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).
“Taxes” means all present or future taxes, duties, levies, imposts, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Transferee” has the meaning specified in Section 11.08(f).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 302(d)(7) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” each mean the United States of America.
“U.S. Bank” has the meaning specified in the preamble.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 11.25.

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“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.03(g)(ii)(B)(3).
“Wholly-Owned Subsidiary” means any entity in which (other than, in the case of a corporation, directors’ qualifying shares required by law) 100% of the capital stock or other equity interests of each class, if applicable, having ordinary voting power, and 100% of the capital stock or other equity interests of every other class, if applicable, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Parent, or by one or more of the other Wholly-Owned Subsidiaries, or both.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions.(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule, Article and Exhibit references are to this Agreement unless otherwise specified.
(c)(i) The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.
(ii)The term “including” is not limiting and means “including without limitation.”
(iii)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”
(iv)The term “property” includes any kind of property or asset, real, personal or mixed, tangible or intangible.
(d)Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and

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regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
(e)The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.
(f)This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of any party by way of consent, approval or waiver shall be deemed modified by the phrase “in its/their sole discretion.”
(g)This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Loan Parties and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent’s or Banks’ involvement in their preparation.
1.03Accounting Principle. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. Notwithstanding the foregoing, the Company may notify the Administrative Agent at any time that the Parent or the Company, as applicable, has adopted IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time. If at any time the adoption of IFRS by any Loan Party or any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Company, the Administrative Agent or the Majority Banks shall so request, the Administrative Agent, the Banks and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such adoption of IFRS or change in GAAP (subject to the approval of the Majority Banks); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP as in effect and applied immediately before such adoption of IFRS or change in GAAP shall have become effective and the applicable Loan Party shall provide to the Administrative Agent and the Banks reconciliation statements showing the difference in such calculation, together with the delivery of, quarterly and annual financial statements required hereunder. Notwithstanding anything to the contrary contained in this Section 1.03, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, such lease shall not be considered a capital lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.
(b)References herein to “fiscal year” and “fiscal quarter” refer to such fiscal periods of the Company or the Parent, as applicable.

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1.04Time of Day. Unless otherwise specified, each reference herein to a time of day shall mean such time in Minneapolis, Minnesota.
1.05Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws); (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
THE FACILITY
2.01Commitments to Make Loans. Each Bank severally agrees, on the terms and conditions set forth herein, to make a term loan (each a “Loan”) on the Closing Date in the amount set forth opposite such Bank’s name under the under the heading “Term Loan Amount” on Schedule 2.01. The Commitment of each Bank to make the Loans hereunder shall expire upon the funding of the Loans to the Company on the Closing Date.
2.02Borrowing Procedures.
(a)The Company shall give the Administrative Agent irrevocable notice substantially in the form of Exhibit H (a “Borrowing Notice”) of the borrowing of the Loans not later than 11:00 a.m. two (2) Business Days prior to the date of the proposed borrowing of the Loans.
(b)Not later than 12:00 p.m. on the Closing Date, each Bank shall make available its Loan, in funds immediately available in Minneapolis to the Administrative Agent at its address specified pursuant to Section 11.02. The Administrative Agent will make the funds so received from the Banks available to the Company at the Administrative Agent’s aforesaid address.
2.03Scheduled Principal Payments. The principal of the Loans shall be repaid in equal annual installments of $4,000,000 each, payable on each Principal Payment Date, beginning March 2025 and continuing through the Maturity Date. The Company shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans on the Maturity Date.
2.04Optional Principal Payments. The Company may from time to time prepay Loans in whole or in part, without penalty, subject to the following:
(a)The Company shall give the Administrative Agent (which shall promptly notify each Bank) not less than five (5) Business Days’ notice of any prepayment.
(b)Each partial prepayment shall be in a principal amount of $500,000 or a higher integral multiple of $100,000.

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(c)Each prepayment shall include accrued and unpaid interest on the principal amount prepaid.
(d)Any prepayment of Loans (including pursuant to Section 8.02 (b)) shall be accompanied by a make-whole amount (the “Make-Whole Amount”) equal to the difference, if any, between the sum of the differences between (i) each scheduled interest payment which would have been made on the prepaid amount if such prepayment had not occurred until the Maturity Date and (ii) the corresponding fixed-rate interest payment based on the Market Rate (as defined below) which the Company shall be deemed to have entered into as of the date of such prepayment, discounting such payments of principal and interest from the scheduled payment dates to the date of prepayment at a rate equal to the Market Rate, calculated as of the date of prepayment. In no event shall any Make-Whole Amount be less than zero. “Market Rate” means, as of the date of any prepayment, the daily average yield to maturity, as published in The Wall Street Journal, (or, if such publication no longer exists or ceases to publish rates for U.S. Treasury securities, such other publicly available source as may be reasonably selected by the Administrative Agent), for the most recent week prior to such date for recently issued U.S. Treasury securities having a remaining maturity equal to the period of time until the Maturity Date (rounded to the nearest full year); provided that if there is no U.S. Treasury security with a remaining maturity equal to the tenor of the Loans, the U.S. Treasury security with a remaining maturity closest to the tenor of the Loans (rounded to the nearest full year) shall be used for calculating the Make-Whole Amount.
(e)Prepayments shall be applied first to pay accrued interest and second to pay the unpaid principal installments of the Loans pursuant to the foregoing provisions of this Section 2.04, in the inverse order of the maturity of such installments.
2.05Interest Rate. (a) Subject to clause (b) below, the outstanding principal amount of each Loan shall bear interest at a rate per annum equal to (i) the Applicable Rate plus (ii) the Ratings Adjustment.
(b)During the existence of an Event of Default under Section 8.01(a), (f) or (g), and upon notice to the Company from the Majority Banks during the existence of any other Event of Default (which notice may be revoked at the option of the Majority Banks notwithstanding any provision of Section 11.01(a) requiring unanimous consent of the Banks to any reduction in interest rates), the interest rate on all Loans shall increase by 2.0% per annum.
(c)Interest on each Loan shall be due and payable in accordance with Section 2.06 and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any bankruptcy or insolvency law.
2.06Interest Payment Dates; Interest Calculations.
(a)Interest on the Loans shall be payable on each Payment Date beginning September 30, 2024, upon any prepayment (on the principal amount prepaid) and on the Maturity Date.

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(b)Notwithstanding the foregoing provisions of this Section 2.06, interest on any principal that is not paid when due (by acceleration or otherwise) shall be payable on demand.
(c)Interest shall be calculated for actual days elapsed (including the first day, but excluding the last day, of any period) on the basis of a 360-day year. If any payment of principal of or interest on any Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day (unless such next succeeding Business Day falls in a new calendar month, in which case such payment shall be made on the immediately preceding Business Day) and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
2.07Method of Payment. All payments of the Obligations hereunder shall be made, without set-off, deduction or counterclaim, in immediately available funds, to the Administrative Agent at the Administrative Agent’s address specified pursuant to Section 11.02, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 12:00 noon at the place of payment on the date when due (and funds received after that time shall be deemed received on the immediately following Business Day) and shall be applied ratably by the Administrative Agent among the Banks to the payment of all Obligations then due and payable, if any, and otherwise to the payment of the remaining Obligations. Each payment delivered to the Administrative Agent for the account of any Bank shall be delivered promptly by the Administrative Agent to such Bank in the same type of funds that the Administrative Agent received at its address specified pursuant to Section 11.02 or at any Lending Installation specified in a notice received by the Administrative Agent from such Bank. The Administrative Agent is hereby authorized to charge an account of the Company maintained with the Administrative Agent (and/or its Affiliates) for each payment of principal, interest and fees as it becomes due hereunder.
2.08Evidence of Debt; Telephonic Notices. The Loan made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of any Loan of such Bank and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company to pay any amount owing hereunder. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Bank made through the Administrative Agent, the Company shall execute and deliver to such Bank (through the Administrative Agent) a Note, which shall evidence such Bank’s Loans in addition to such accounts or records. Each Bank may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loan, and payments with respect thereto. The Company agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Bank, of each telephonic notice signed by a Responsible Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Banks, the records of the Administrative Agent and the Banks shall govern absent manifest error.

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2.09Notification of Prepayments. Promptly after receipt thereof, the Administrative Agent will notify each Bank of the contents of any repayment notice received by it hereunder.
2.10Lending Installation. Each Bank may book its Loan at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.
2.11Non-Receipt of Funds by the Administrative Agent. Unless the Company or a Bank, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Bank, the proceeds of a Loan or (b) in the case of the Company, a payment of principal, interest or fees to the Administrative Agent for the account of the Banks, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Bank, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.
2.12Replacement of Bank. If the Company is required pursuant to Section 3.01, 3.02 or 3.03 to make any additional payment to any Bank (any Bank so affected, an “Affected Bank”), the Company may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Bank as a Bank party to this Agreement (unless such replacement would not reduce or eliminate such amounts or eliminate such suspension); provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement and such replacement would not result in the violation of any Requirement of Law by such Affected Bank; and provided, further, that, concurrently with such replacement, (A) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loan and other Obligations due to such Affected Bank pursuant to an assignment substantially in the form of Exhibit D and to become a Bank for all purposes under this Agreement and to assume all obligations of such Affected Bank to be terminated as of such date and to comply with the requirements of Section 11.08 applicable to assignments (it being understood that such Affected Bank shall not be obligated to pay the processing fee described in Section 11.08(e)(ii) in connection with any such assignment) and
(B) the Company shall pay to such Affected Bank in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Affected Bank by the Company hereunder to and including the date of termination, including payments due to such Affected Bank under Sections 3.01, 3.02 and 3.03 and (2) an amount, if any, equal to

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the payment which would have been due to such Bank on the day of such replacement under Section 3.04 had the Loans of such Affected Bank been prepaid on such date rather than sold to the replacement Bank.
ARTICLE III
YIELD PROTECTION; TAXES
3.01Increased Costs Generally. If, on or after the date of this Agreement, there occurs any adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation or directive (whether or not having the force of law), or in the interpretation, promulgation, implementation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Bank or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (any of the foregoing, a “Change in Law”) which:
(a)subjects any Recipient to any Taxes (other than (i) Indemnified Taxes,
(ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and
(ii) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(b)imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation; or
(c)imposes any other condition (other than Taxes) the result of which is to increase the cost to any Bank or any applicable Lending Installation of funding or maintaining its Loans, or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with its Loans or requires any Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans by an amount deemed material by such Bank as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or to reduce the return received by such Person in connection with such Loans, then, within 15 days after demand by such Person, the Company shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received.
3.02Changes in Capital Adequacy Regulations. If any Bank determines that any Change in Law affecting such Bank or any Lending Installation of such Bank or such Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Bank’s capital or on the capital of such Bank’s

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holding company, if any, as a consequence of this Agreement, the Commitments of such Bank or the Loans made by such Bank, to a level below that which such Bank or such Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s policies and the policies of such Bank’s holding company with respect to capital adequacy), then within 15 days of demand by such Bank the Company will pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank’s holding company for any such reduction suffered.
3.03Taxes.
(a)FATCA. For purposes of this Section 3.03, the term “applicable law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent (defined below)) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. For the purposes of the foregoing, a “Withholding Agent” means each of the Loan Parties and the Administrative Agent.
(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error.
(e)Indemnification by the Banks. Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the applicable Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the

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obligation of the applicable Loan Party to do so) and (ii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to such Bank from any other source against any amount due to the Administrative Agent under this clause (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Banks.
(i)Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the applicable Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(ii)Without limiting the generality of the foregoing,
(A)any Bank that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;
(B)any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the

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reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Loan Party within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and
(y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(4)to the extent a Foreign Bank is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to

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comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the applicable Loan Party and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after- Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This clause shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
3.04Mitigation; Bank Statements; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation to reduce any liability of the Company to such Bank under Sections 3.01, 3.02 and 3.03, so long as such designation is not, in the judgment of such Bank, disadvantageous to such Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment. Each Bank shall deliver a written statement of such Bank to the Company (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.01, 3.02 and 3.03. Such written statement shall set forth in reasonable detail the calculations upon which such Bank determined such amount and shall be final, conclusive and binding on the Company in the

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absence of manifest error. The obligations of the Company under Sections 3.01, 3.02 and 3.03 shall survive payment of the Obligations and termination of this Agreement. Failure or delay on the part of any Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Bank notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of such Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
ARTICLE IV
CONDITIONS PRECEDENT
The effectiveness of this Agreement, and the obligation of the Banks to make the Loans on the Closing Date, is subject to the following conditions precedent:
4.01Documents. The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Officer, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and the Banks (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):
(a)one executed counterpart of this Agreement, together with arrangements satisfactory to Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Banks and the Loan Parties;
(b)a Note executed by the Company in favor of each Bank requesting a Note;
(c)copies of the resolutions of the board of directors (or similar governing body) (or any committee thereof) of each of the Loan Parties approving and authorizing the execution, delivery and performance by each such Loan Party of the Loan Documents to which it is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company or the Parent, as applicable;
(d)certificates of the Secretary or Assistant Secretary of each of the Loan Parties, certifying the names, titles and true signatures of the Responsible Officers and any other officers of such Loan Party authorized to execute and deliver the Loan Documents to which it is a party, upon which certificate the Administrative Agent and the Banks shall be entitled to rely until informed of any change in writing by such Loan Party;
(e)copies of the Organization Documents of each of the Loan Parties as in effect on the date of this Agreement certified by the Secretary or an Assistant Secretary of each such Loan Parties;
(f)a good standing certificate for each of the Loan Parties from the Secretary of State of its respective jurisdiction of organization;

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(g)the Opinions of Counsel;
(h)certificates signed by a Responsible Officer of each of the Loan Parties, certifying that the conditions specified in Section 4.03 and Section 4.04 applicable to such Loan Party have been satisfied;
(i)written money transfer instructions, in substantially the form of Exhibit F, addressed to the Administrative Agent and signed by a Responsible Officer of the Company, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;
(j)(i) at least five days prior to the Closing Date, all documentation and other information regarding any Loan Party requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent requested in writing of the Company at least 10 days prior to the Closing Date and (ii) to the extent the Company or the Parent qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Bank that has requested, in a written notice to the Company at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the applicable Loan Party shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Bank of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied); and
(k)such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.
4.02Payment of Fees and Expenses. The Company shall have paid (a) all fees required to be paid hereunder and under the Fee Letter on or before the Closing Date; and (b) the Attorney Costs of U.S. Bank to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute U.S. Bank’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and U.S. Bank).
4.03Representations and Warranties. The representations and warranties of the Loan Parties contained in Article V shall be true and correct in all material respects on and as of the Closing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).
4.04No Default. No Default or Event of Default shall exist or will result from the effectiveness hereof.
4.05Material Adverse Effect. Other than the Knife River Spin-Off, no event or circumstance shall have occurred since December 31, 2022 that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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4.06Participations. The Administrative Agent shall have received immediately available funds pursuant to any participation agreement entered into on the Closing Date with respect to the Loans.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each Loan Party, as applicable, represents and warrants to the Administrative Agent and each Bank that:
5.01Existence and Power; Standing; Compliance With Laws. Such Loan Party and each of its Subsidiaries: (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has the power and authority and all governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business and
(B) to execute, deliver, and perform its obligations under the Loan Documents to which it is a party; (iii) is duly qualified as a foreign entity and is licensed and in good standing under the laws of each jurisdiction where its ꞏownership, lease or operation of property or the conduct of its business requires such qualification or license; and (iv) is in compliance with all Requirements of Law; except, in each case referred to in clauses (i) (other than with respect to such Loan Party), (ii)(A), (iii) and (iv), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. Neither Loan Party nor any of its Subsidiaries is an Affected Financial Institution.
5.02Authorization; No Contravention or Conflict. The execution, delivery and performance by such Loan Party of this Agreement and each other Loan Document to which it is a party has been duly authorized by all necessary organizational action, and does not and will not:
(i) contravene the terms of any such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Loan Party is a party or any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or its property are subject to; or (iii) violate any Requirement of Law.
5.03Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Loan Party of this Agreement or any other Loan Document to which it is a party.
5.04Validity and Binding Effect. This Agreement and each other Loan Document to which the Loan Party is a party constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
5.05Litigation; Environmental Claims. Except as set forth in the Parent’s financial statements dated December 31, 2022, there are, as of the Closing Date, no actions, suits, proceedings, claims (including Environmental Claims) or disputes pending, or, to the knowledge of the Loan Party, threatened, at law, in equity, in arbitration or by or before any Governmental

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Authority, against such Loan Party, or its Subsidiaries or any of their respective properties which:
(i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) if determined adversely to the Loan Party or their Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.
5.06No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or the issuance of the Loan Guaranty set forth in Article X by the Parent. As of the Closing Date, neither Loan Party nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Section 8.01(e).
5.07Solvency. Such Loan Party is Solvent, and such Loan Party and its Subsidiaries, taken as a whole, are Solvent.
5.08Full Disclosure. None of the representations or warranties made by such Loan Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of such Loan Party or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. As of the date hereof, the information included in any Beneficial Ownership Certification required to be delivered by such Loan Party hereunder is true and correct in all respects. It is understood that any financial projections contained in any of the aforementioned materials represent projections based on various assumptions that such Loan Party believes in good faith are reasonable in light of the circumstances and that any such projection of future results of operations may or may not occur and no assurance can be given that any such projected results will be achieved).
5.09ERISA Compliance. Such Loan Party and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and published interpretations thereunder, except for any such failure that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
5.10Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.11 and Section 7.03. Neither such Loan Party nor any of its Subsidiaries is generally engaged in the business of purchasing or

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selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Margin Stock constitutes less than 25% of the value of those assets of such Loan Party and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.
5.11Title to Properties. To the knowledge of such Loan Party, without having undertaken any search of real property records for this purpose, such Loan Party and its Subsidiaries have good and sufficient title to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, and good title to all other property and assets reflected in such Loan Party’s most recent consolidated financial statements provided to the Banks as owned by such Loan Party and its Subsidiaries, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.
5.12Taxes. Such Loan Party and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and except those the failure to file or pay which would not have a Material Adverse Effect. There is no proposed tax assessment against such Loan Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect.
5.13Financial Condition. The Parent represents and warrants that the audited consolidated and consolidating financial statements of the Parent and its Subsidiaries dated
December 31, 2022 and the unaudited and consolidating financial statements of the Parent and its Subsidiaries dated September 30, 2023, and, in each case, the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal periods ended on such dates:
(a)were prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein (and subject, in the case of unaudited statements, to the absence of footnotes and to normal year-end adjustments);
(b)fairly present the financial condition of the Parent and its Subsidiaries as of the dates thereof and results of operations for the periods covered thereby; and
(c)show all material indebtedness and other liabilities, direct or contingent, of the Loan Parties and their Subsidiaries as of the dates thereof, including liabilities for taxes, material commitments and Contingent Obligations.
5.14Environmental Matters. Such Loan Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof such Loan Party has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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5.15Regulated Entities. None of the Loan Parties, any Person controlling any such Loan Party, or any Subsidiary, is required to register as an “investment company” within the meaning of the Investment Company Act of 1940. Such Loan Party is not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.
5.16Copyrights, Patents, Trademarks and Licenses, etc. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent that noncompliance would not have a Material Adverse Effect. To the knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, except to the extent that noncompliance would not have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of such Loan Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.
5.17Subsidiaries. As of the Closing Date, the Company has no Subsidiaries and has no equity investments in any other corporation or entity.
5.18Insurance. The properties of such Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiaries operate, except to the extent that noncompliance would not have a Material Adverse Effect.
5.19Senior Debt. Such Loan Party’s Obligations will be at least pari passu with all other senior unsecured debt of such Loan Party.
5.20Sanctions; Anti-Terrorism Laws.
(i)Such Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Such Loan Party has implemented and maintains in effect for itself and its Subsidiaries policies and procedures to ensure compliance by such Loan Party, its Subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions. None of such Loan Party, any of its Subsidiaries or, to the knowledge of such Loan Party, any directors, officer, employee, agent, or affiliate of such Loan Party or any of its Subsidiaries is a Sanctioned Person.
(ii)The Company will not, directly or, to its knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (a) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or (b) in any other

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manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, agent, Bank, the Administrative Agent or otherwise).
(iii)Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate any anti-money laundering laws, the PATRIOT Act, the Trading with the Enemy Act, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) or any enabling legislation or executive order relating thereto or successor statute thereto. The Loan Parties and their Subsidiaries are in compliance in all material respects with the PATRIOT Act and the Beneficial Ownership Regulation.
5.21Anti-Corruption Laws. No part of the proceeds of any Loan shall be used, directly or indirectly: (a) to offer or give anything of value to any official or employee of any foreign government department, agency or instrumentality or any foreign government-owned entity, to any foreign political party or party official or political candidate or to any official or employee of a public international organization, or to anyone else acting in an official capacity (collectively, “Foreign Official”), in order to obtain, retain or direct business by (i) influencing any act or decision of such Foreign Official in such Foreign Official’s official capacity, (ii) inducing such Foreign Official to do or omit to do any act in violation of the lawful duty of such Foreign Official,
(iii) securing any improper advantage or (iv) inducing such Foreign Official to use such Foreign Official’s influence with a foreign government or instrumentality to affect or influence any act or decision of such government or instrumentality; (b) in any other manner that would violate the
U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”); or (c) in any manner that would cause any Bank to violate the FCPA or any anti-money laundering or other anti-corruption law applicable to such Bank.
5.22Plan Assets; Prohibited Transactions. Neither such Loan Party nor any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Bank has any Commitment hereunder or any Loan or other Obligation remains unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:
6.01Financial Statements. Each Loan Party, as applicable, shall deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Majority Banks, with sufficient copies for each Bank (to be promptly forwarded by the Administrative Agent to each of the Banks upon receipt thereof):
(a)as soon as available, but in no event later than 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2023),

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(i)copies of the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year and the related consolidated statements of income of operations, member’s equity and cash flows for such year, together with exhibits thereto containing the consolidating balance sheet of the Parent and its Subsidiaries as at the end of such year and the related consolidating statements of income of operations, member’s equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally- recognized independent public accounting firm (“Independent Auditor”), which opinion shall (A) state that such financial statements present fairly the financial position and results of operations of the Parent and its Subsidiaries at the time and for the periods indicated in conformity with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted in such financial statements, (B) not be qualified or limited as to going concern or because of a restricted or limited examination by the Independent Auditor of any material portion of the Parent’s or any Subsidiary’s records and (C) be delivered to the Administrative Agent and
(ii)(ii) copies of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income of operations, shareholders’ equity and cash flows for such year, together with exhibits thereto containing the consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating statements of income of operations, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of an Independent Auditor, which opinion shall (A) state that such financial statements present fairly the financial position and results of operations of the Company and its Subsidiaries at the time and for the periods indicated in conformity with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted in such financial statements, (B) not be qualified or limited as to going concern or because of a restricted or limited examination by the Independent Auditor of any material portion of the Company’s or any Subsidiary’s records and (C) be delivered to the Administrative Agent; and
(b)as soon as available, but not later than 90 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending March 31, 2024),
(i)a copy of the unaudited consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the end of such quarter, the related consolidated and consolidating statements of income for the period commencing on the first day and ending on the last day of such quarter and the related consolidated and consolidating statements of equity and cash flows for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, certified by a Responsible Officer of the Parent as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and to footnotes provided in year-end financial statements), the financial position and the results of operations of the Parent and its Subsidiaries at the time and for the periods indicated and

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(ii)a copy of the unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter, the related consolidated and consolidating statements of income for the period commencing on the first day and ending on the last day of such quarter and the related consolidated and consolidating statements of equity and cash flows for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, certified by a Responsible Officer of the Company as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and to footnotes provided in year-end financial statements), the financial position and the results of operations of the Company and its Subsidiaries at the time and for the periods indicated.
Documents required to be delivered pursuant to this Section 6.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) the Loan Parties as applicable, deliver such documents in accordance with the terms of Section 11.02; or (ii) on which such documents are posted on the Loan Parties’ behalf on an Internet or intranet website, if any, to which each Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (y) the Loan Parties shall deliver paper copies of such documents to the Administrative Agent or any Bank upon its request to the Loan Parties to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Bank and (z) the Loan Parties, as applicable, shall notify the Administrative Agent and each Bank (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request by a Bank for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Loan Party hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Banks materials and/or information provided by or on behalf of such Loan Party hereunder (collectively, the “Loan Party Materials”) by posting the Loan Party Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Banks (each a “Public Bank”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that if it is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Loan Party Materials that are to be made available to Public Banks shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof;
(x) by marking Loan Party Materials “PUBLIC,” such Loan Party shall be deemed to have authorized the Administrative Agent and the Banks to treat such Loan Party Materials as not containing any material non-public information with respect to such Loan Party or its securities for purposes of United States federal and state securities laws; (y) all Loan Party Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform

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designated as “Public Side Information;” and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Loan Party Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not marked as “Public Side Information.” Notwithstanding the foregoing, the Loan Parties shall be under no obligation to mark any Loan Party Materials “PUBLIC” and all information shall be deemed to be private unless the Loan Parties specify in writing that it is public.
6.02Other Information. The applicable Loan Party shall promptly furnish (or cause to be furnished) to the Administrative Agent, with sufficient copies for each Bank:
(a)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer of such Loan Party (which Compliance Certificate delivered concurrently with the financial statements referred to in 6.01(a)(i) shall set forth the applicable Rating of the Parent as at the end of the applicable fiscal year); and
(b)such additional information regarding the business, financial or corporate affairs of such Loan Party or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time reasonably request.
6.03Notices.
(a)A Loan Party shall, as applicable, promptly upon a Responsible Officer of such Loan Party obtaining knowledge thereof, notify the Administrative Agent and each Bank:
(i)of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance known to such Loan Party that will become a Default or Event of Default;
(ii)of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (x) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or any of its Subsidiaries; (y) any dispute, litigation, investigation, proceeding or suspension between the Company or any of its Subsidiaries and any Governmental Authority; or (z) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any of its Subsidiaries, including pursuant to any applicable Environmental Laws;
(iii)of any of the following events affecting such Loan Party, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to such Loan Party with respect to such event: (y) an ERISA Event (together with a written notice specifying the nature thereof, what action the Loan Party has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the IRS, the PBGC or the Department of Labor with respect thereto); and (z) the adoption of any Pension Plan, or of any amendment to a Pension Plan if such amendment results in a material increase in contributions or Unfunded Pension Liability;
(iv)of any material change in accounting policies or financial reporting practices by such Loan Party or any of its Subsidiaries;

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(v)of any announcement by any rating agency of any change in (including any change in any component of) the Rating of the Parent; and
(vi)to the extent such Bank previously received a Beneficial Ownership Certification (or a certification that the applicable Loan Party qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation), of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the applicable Loan Party ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation).
(b)Each notice under this Section 6.03 shall be accompanied by a written statement by a Responsible Officer of the Parent or the Company, as applicable, setting forth details of the occurrence referred to therein, and stating what action such Loan Party or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 6.03 shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that such Loan Party believes has been or will be breached or violated.
6.04Preservation of Existence. Subject to transactions permitted by Section 7.04 or Section 7.06, each Loan Party shall, and shall cause each Subsidiary to; (a) preserve and maintain in full force and effect its existence and good standing under the laws of its state or jurisdiction of organization; (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and (d) preserve or renew all of its registered patents, trademarks, trade names and service marks; except, in each case referred to in clause (a) with respect to any Subsidiary and clauses (b) through (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that, notwithstanding the foregoing, the Parent and its Subsidiaries shall be permitted to consummate the CSG Separation.
6.05Maintenance of Property. Subject to transactions permitted by Section 7.04 or Section 7.06, each Loan Party shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that noncompliance would not have a Material Adverse Effect.
6.06Insurance. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as are customarily carried under similar circumstances by such other Persons, except to the extent that noncompliance would not have a Material Adverse Effect, and the Company will furnish (or cause to be furnished) to any Bank, within 15 Business Days after request therefor, full information as to the insurance carried.

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6.07Payment of Obligations. Each Loan Party shall, and shall cause each Subsidiary to, pay and discharge as the same shall become payable, all their respective obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, except where (i) the same are being contested in good faith by appropriate proceedings and (ii) unless the Loan Party has received an opinion of independent tax counsel that more likely than not neither the Loan Party nor any of its Subsidiaries is liable for such amounts, adequate reserves to the extent required under GAAP are being maintained by such Loan Party or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except to the extent such claims may be contested in good faith by appropriate proceedings or as to which a bona fide dispute may exist or with respect to which adequate reserves to the extent required under GAAP have been taken; and (c) all Indebtedness, as and when payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except to the extent such claims may be contested in good faith by appropriate proceedings or as to which a bona fide dispute may exist or with respect to which adequate reserves, to the extent required under GAAP, have been taken; except, in each case referred to in clauses (a) through (c), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.08Compliance with Laws. Each Loan Party shall comply, and shall cause each Subsidiary to comply, (a) in all material respect with all Anti-Corruption Laws and applicable Sanctions and (b) in all respects with all other Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except, with respect to this clause (b), such as may be contested in good faith or as to which a bona fide dispute may exist and except to the extent that noncompliance would not reasonably be expected to have a Material Adverse Effect. Each Loan Party shall maintain in effect for itself and its Subsidiaries policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries, and their respective officers, employees, directors, and agents with Anti-Corruption Laws and applicable Sanctions.
6.09Inspection of Property and Books and Records. Each Loan Party shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party and its Subsidiaries. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Bank (at their own expense), to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and (unless there exists an Event of Default, in the presence of one or more officers of the Company, which persons the Company agrees to make available) independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company: provided that if an Event of Default has occurred and is continuing, the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice, and provided further that neither the Administrative Agent nor any Bank shall be entitled to examine, copy or make extracts from, or otherwise obtain information with respect to the Company’s or any Subsidiary’s records relating to pending or threatened litigation if any such disclosure by the Company would reasonably be expected to give rise to a waiver of any

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attorney/client privilege of the Company or any of its Subsidiaries or Affiliates relating to such information.
6.10Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except to the extent that noncompliance would not reasonably be expected to have a Material Adverse Effect.
6.11Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes (including to pay maturing short-term borrowings, fund the construction of a natural gas pipeline and to fund negotiated Acquisitions and other investments otherwise permitted hereunder) not in contravention of any Requirement of Law or of any Loan Document.
6.12OFAC, PATRIOT Act Compliance. Each Loan Party shall, and shall cause each Subsidiary to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Bank in order to assist the Administrative Agent and the Banks in maintaining compliance with the PATRIOT Act and the Beneficial Ownership Regulation.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Bank has any Commitment hereunder or any Loan or other Obligation remains unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:
7.01Limitation on Liens. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
(a)any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date;
(b)any Lien created under any Loan Document;
(c)Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07;
(d)carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, operators’ (including Liens arising under operating, pooling or unitizing agreements of a scope and nature customary in the oil and gas industry) or other similar Liens arising in the ordinary course of business which secure payment obligations that are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the

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property subject thereto, and for which adequate reserves are maintained on the books of such Person;
(e)Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of crude oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Company and its Subsidiaries that are customary in the Permitted Business;
(f)Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business under workers’ compensation laws, unemployment insurance and other social security or retirement benefits, or similar legislation;
(g)Liens on the property of the Company or any of its Subsidiaries securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety, reclamation and appeal bonds, and (iii) other non-delinquent obligations of a like nature, in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;
(h)Liens consisting of judgment or judicial attachment Liens, provided that the enforcement of such Liens is effectively stayed and the aggregate amount of the obligations secured by all such Liens for the Company and its Subsidiaries does not exceed $50,000,000 at any time;
(i)easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;
(j)Liens on assets of Persons which become Subsidiaries after the Closing Date or liens existing on any property acquired by the Company or any Subsidiary thereof at the time such property is acquired, provided that (i) such Liens existed at the time the respective Persons became Subsidiaries or at the time such property was acquired, as applicable, and were not created in anticipation thereof and (ii) such Liens shall extend solely to the property so acquired and to identifiable proceeds thereof, and shall not attach to any other property of the Company or its Subsidiaries;
(k)purchase money security interests on any real or personal property acquired or held by the Company or any of its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring, leasing, improving, constructing, repairing or adding to such property in the ordinary course of business; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

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(l)any interest or title of a lessor to the property subject to a capital lease obligation or operating lease;
(m)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;
(n)Liens on pipelines or other facilities or equipment that arise by operation of law;
(o)Liens securing Indebtednessof a Subsidiary owed to the Company;
(p)any Lien renewing, extending or refunding any Lien permitted by clauses (a) through (o) of this Section 7.01; provided that (i) the principal amount of the Indebtedness secured by the subject Liens is not increased over the amount of the Indebtedness secured thereby immediately prior to such extension, renewal or refunding, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred in connection therewith, (ii) such Lien is not extended to any other property (other than improvements thereof, accessions thereto and proceeds thereof) and (iii) immediately after such extension, renewal or refunding, no Default or Event of Default would exist; and
(q)other Liens securing Indebtedness otherwise permitted herein not exceeding
$25,000,000 in the aggregate.
7.02Limitation on Indebtedness. The Company shall not at any time permit the aggregate principal amount of (i) all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis (excluding (a) Indebtedness under Covered Contracts and (b) 80% of the amount of all contingent reimbursement or payment obligations with respect to unsecured surety bonds incurred in the ordinary course of business includable in the computation of “Indebtedness” pursuant to clause (d) of the definition thereof) to exceed 65% of (ii) Consolidated Total Capitalization of the Company.
7.03Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary of the Parent to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance Indebtedness of any Loan Party or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to make any Acquisition that is opposed by either the board of directors or similar governing body, or by stockholders or other equity holders possessing a majority of the voting power of the outstanding voting stock or other equity interests, as the case may be, of the entity that is subject to, or whose assets are the subject of, such Acquisition.
7.04Disposition of Assets. The Company shall not, nor shall the Company suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or

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otherwise dispose of (whether in one or a series of transactions) any assets (including accounts and notes receivable, with or without recourse, and including any interest in any Subsidiary) or enter into any agreement to do any of the foregoing, except:
(i)dispositions of inventory (including inventory comprised of gas, oil and other materials and products manufactured, produced, or purchased for sale, distribution or use in the ordinary course of business), or used, worn-out, damaged or surplus equipment, all in the ordinary course of business;
(ii)the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;
(iii)dispositions of assets by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements; or
(iv)exchanges of property on which recognition of gain or loss would be exempted from recognition pursuant to section 1031 of the Code;
provided that dispositions not prohibited by other provisions of this Agreement and not otherwise permitted by the foregoing which are made for fair market value are permitted so long as (x) at the time of any disposition, no Default or Event of Default shall exist or shall result from such disposition, (y) the aggregate sales price from such disposition shall be paid (1) in cash, (2) in marketable securities that are the subject of widely or regularly distributed standard price quotations, and/or (3) through the issuance of indebtedness by the buyer of such assets; provided that the aggregate outstanding principal amount of all such indebtedness shall not at any time exceed $25,000,000, (z) the aggregate value of all assets so sold by the Company and its Subsidiaries pursuant to clauses (i) through (iv), together, shall not exceed in any fiscal year 20% of total consolidated assets (as determined in accordance with GAAP) of the Company and its Subsidiaries, based upon the most recent annual audited financial statements delivered to the Administrative Agent under Section 6.01(a).
7.05Change in Business. The Company shall not, nor shall the Company suffer or permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof (such business, “Permitted Business”).
7.06Consolidations and Mergers. Neither the Company nor any of its Subsidiaries shall merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of, any Person, except:
(a)any Subsidiary of the Company may merge or consolidate with or into (i) the Company, provided that the Company shall be the continuing or surviving entity, or (ii) any one or more Subsidiaries; provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving entity;

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(b)the Company and any Subsidiary may convey, transfer, lease or otherwise dispose of all or substantially all of its assets in compliance with the provisions of Section 7.04;
(c)any Subsidiary of the Company may convey, transfer, lease or otherwise dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or another Wholly-Owned Subsidiary; and
(d)any Subsidiary of the Company may merge, consolidate or combine with or into any other Person; provided that the successor formed by such consolidation or combination or the survivor of such merger is a Subsidiary of the Company and the Company directly or indirectly through Wholly-Owned Subsidiaries owns at least the same percentage of outstanding stock or other equity interests of the successor or survivor Subsidiary as the Subsidiary involved in the consolidation, combination or merger; and provided, further, that the prior, effective written consent or approval to such consolidation, combination or merger of the board of directors or equivalent governing body of the other party is obtained.
7.07Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any legally binding commitment therefor, any capital stock or other equity interests, or any obligations or other securities of, or any interest in, any Person, or make, or make any legally binding commitment to make, any Acquisitions, or make, or make any legally binding commitment to make, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person, including any Affiliate of the Company, except for:
(a)investments in cash equivalents and short-term marketable securities pursuant to and in accordance with the terms of the Company’s then-current investment policy duly adopted by the board of directors of the Company (the “Investment Policy”);
(b)investments in capital stock, equity or long-term fixed income securities of any Subsidiary that is not a Wholly-Owned Subsidiary, or otherwise undertaken in accordance with the Investment Policy, which do not in the aggregate exceed $100,000,000 in value at any time (value for this purpose being defined as the greatest of face value, market value or original cost to the Company or any Subsidiary);
(c)extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;
(d)subject to Section 7.02, advances, loans and other extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;
(e)equity investments in or capital contributions to any Wholly-Owned Subsidiary by the Company or any of its Wholly-Owned Subsidiaries;
(f)investments incurred in order to consummate Acquisitions; provided that such Acquisitions are undertaken in accordance with all material applicable Requirements of Law and the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

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(g)investments in the MDU Resources Group, Inc. Benefits Protection Trust in accordance with past practice of the Company;
(h)other investments; provided that the value of the aggregate amount of investments permitted by this clause (h) shall not exceed 20% of Consolidated Net Worth of the Company at any time.
Nothing contained in this Section 7.07 shall prohibit the Company or any Subsidiary from incurring Guaranty Obligations to the extent permitted by Section 7.02.
7.08Transactions with Affiliates. The Company shall not enter into any material transaction or arrangement or series of related transactions or arrangements that in the aggregate would be material with any Affiliate of the Company, and the Company shall not suffer or permit any Subsidiary to enter into any material transaction or arrangement or series of related transactions or arrangements that in the aggregate would be material with any Affiliate of the Company other than another Subsidiary of the Company that is a Wholly-Owned Subsidiary, except (i) upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained, taking into account all facts and circumstances, in a comparable arm’s-
length transaction with a Person not an Affiliate of the Company or such Subsidiary or (ii) intercompany cash pooling arrangements consistent with past practices.
7.09Accounting Changes. No Loan Party shall, nor shall any Loan Party suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP (or, if applicable, IFRS), or change the fiscal year of any Loan Party.
7.10 Anti-Money Laundering and Anti-Terrorism Finance Laws; Foreign Corrupt Practices Act. The Loan Parties shall not, and shall not permit any Subsidiary to, (a) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or otherwise violates any Anti-Corruption Law, (b) directly or, to its knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Arranger, Bank, underwriter, advisor, investor, or otherwise), (c) cause or permit any of the funds that are used to repay the Obligations to be derived from any unlawful activity with the result that the Administrative Agent, any Bank or any Loan Party would be in violation of any Requirement of Law or (d) use any part of the proceeds of any Loan, directly or indirectly, for any conduct that would cause the representations and warranties in Sections 5.20 and 5.21 to be untrue as if made on the date any such conduct occurs.

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ARTICLE VIII
EVENTS OF DEFAULT
8.01Event of Default. Any of the following shall constitute an “Event of Default”:
(a)Non-Payment. The Company fails to pay (i) within two Business Days after the same becomes due, any amount of principal of any Loan, (ii) within five Business Days after the same becomes due, any interest or fee hereunder, or (iii) within five Business Days after the same becomes due pursuant to delivery of a written demand therefor by the Administrative Agent or any Bank, any other amount payable hereunder or under any other Loan Document; or
(b)Representation or Warranty. Any representation or warranty by the Loan Parties made or deemed made herein or in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Loan Parties or by any Responsible Officer thereof, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or
(c)Specific Default. (i) The Loan Parties fail to perform or observe any term, covenant or agreement contained in Article VII; or (ii) the Loan Parties, as applicable, fail to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03,
6.04(a) (with respect to any Loan Party), 6.09, 6.11 or 6.12 and such failure continues for a period of three days after the date such performance or observance is first required; or
(d)Other Defaults. The Loan Parties or any Subsidiary fail to perform or observe any other term or covenant contained, or incorporated by reference, in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer of any Loan Party knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to any Loan Party by the Administrative Agent or any Bank; or
(e)Cross-Default. Any Loan Party or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than
$25,000,000 in respect of the Company or any Subsidiary thereof, or $35,000,000 in the case of the Parent or any Subsidiary thereof, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or
(ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation of such Loan Party or such Subsidiary and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; provided,

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however, that no Event of Default shall be deemed to have occurred under this paragraph as a result of or in relation to any default in any Indebtedness of the Parent arising as the result of the occurrence of the CSG Separation, to the extent such Indebtedness to which such default relates is intended to be repaid in connection with (and is actually repaid by a date no later than 30 days following the consummation of) the CSG Separation; or
(f)Insolvency: Voluntary Proceedings. Any Loan Party or any Subsidiary thereof (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course;
(iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or
(g)Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any Subsidiary thereof or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of any Loan Party’s or any such Subsidiary’s properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Loan Party or any Subsidiary thereof admits the material allegations of a petition against it in any
Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Loan Party or any Subsidiary thereof acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or
(h)ERISA. (i) An ERISA Event with respect to a Pension Plan or Multiemployer Plan, or an ERISA Termination Event with respect to a Pension Plan, shall occur which has resulted or would reasonably be expected to result in liability of either Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 10% of Consolidated Net Worth; (ii) the commencement or increase of contributions to, or the adoption of or the amendment of, a Pension Plan by the Parent or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of 10% of Consolidated Net Worth; or (iii) the Parent or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or
(i)Judgments. (i) One or more non-interlocutory judgments, non- interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary thereof involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) of $50,000,000 or more; or (ii) any non-monetary final judgment is entered against any Loan Party or any Subsidiary thereof that has, or could reasonably be expected to have, a Material Adverse Effect; and in either case, the

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same shall remain unsatisfied, unvacated, unstayed pending appeal, unbonded or discharged for a period of 60 days after the entry thereof; or
(j)Change of Control. There occurs any Change of Control; or
(k)Invalidity of Loan Documents. Any Loan Document ceases to be in full force and effect or any Loan Party contests in any manner the validity or enforceability thereof.
8.02Remedies. If any Event of Default occurs and for so long as it is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks, take any or all of the following actions:
(a)declare the Commitment of each Bank to make Loans to be suspended or terminated, whereupon such Commitment shall be suspended or terminated, as applicable;
(b)declare all or any part of the Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; and/or
(c)exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided that upon the occurrence of any event specified in clause (f) or (g) of Section 8.01 (in the case of clause (i) of clause (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the Obligations shall automatically become due and payable without further act of the Administrative Agent or any Bank; provided, further, that if, within 30 days after acceleration of the Obligations or termination of the obligations of the Banks to make Loans as a result of any Event of Default (other than any Event of Default as described in clause (f) or (g) of Section 8.01 with respect to any Loan Party) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Majority Banks (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.
8.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Obligations under this Agreement and the other Loan Documents have become immediately due and payable as set forth in Section 8.02(b)), the Administrative Agent shall apply any amounts it receives on account of the Obligations in the following order:
(a)first, to payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
(b)second, to payment of fees, indemnities and other reimbursable expenses (other than principal and interest) payable to the Banks (including fees, charges and disbursements of counsel to the Banks as required by Section 11.05 and amounts payable under Article III);
(c)third, to payment of accrued and unpaid interest on the Loans, ratably among the Banks in proportion to the amounts described in this Section 8.03(c) payable to them;

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(d)fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Banks in proportion to the respective amounts described in this Section 8.03(d) payable to them;
(e)fifth, to payment of all other Obligations ratably among the Administrative Agent and the Banks based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and
(f)last, the balance, if any, to the Company or as otherwise required by law.
ARTICLE IX
THE ADMINISTRATIVE AGENT
9.01Appointment; Nature of Relationship. U.S. Bank is hereby appointed by each of the Banks as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Banks irrevocably authorizes the Administrative Agent to act as the contractual representative of such Bank with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article IX. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Bank by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Banks with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Banks’ contractual representative, the Administrative Agent (a) does not hereby assume any fiduciary duties to any of the Banks, (b) is a “representative” of the Banks within the meaning of Section 9- 102 of the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Banks hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Bank hereby waives.
9.02Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have (a) no implied duties to the Banks under any Loan Document and (b) no obligation to the Banks to take any action under any Loan Document except any action specifically provided by such Loan Document to be taken by the Administrative Agent.
9.03General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Loan Party or any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non- appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
9.04No Responsibility for Loans, Recitals, etc.. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to

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ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Bank; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Parent, the Company or any guarantor of any of the Obligations or of any of the Parent’s, the Company’s or any such other guarantor’s respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Banks information that is not required to be furnished by any Loan Party to the Administrative Agent at such time, but is voluntarily furnished by a Loan Party to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).
9.05Action on Instructions of Banks. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. The Banks hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Majority Banks. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
9.06Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Banks and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.
9.07Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent. For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank.

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9.08Administrative Agent’s Reimbursement and Indemnification. The Banks agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Company for which the Administrative Agent is entitled to reimbursement by the Loan Parties under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Bank or between two or more of the Banks) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Bank or between two or more of the Banks), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Bank shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non- appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.03(e) shall, notwithstanding the provisions of this Section 9.08, be paid by the relevant Bank in accordance with the provisions thereof. The obligations of the Banks under this Section 9.08 shall survive payment of the Obligations and termination of this Agreement.
9.09Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, except with respect to a Default or Event of Default arising from the non-payment of principal, interest or fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent has received written notice from a Bank or a Loan Party referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks.
9.10Rights as a Bank. If the Administrative Agent is a Bank, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Loan as any Bank and may exercise the same as though it were not the Administrative Agent, and the term “Bank” or “Banks” shall, at any time when the Administrative Agent is a Bank, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Loan Party or any of its respective Affiliates in which any Loan Party or such Affiliate is not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Bank.
9.11Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Bank and based

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on the financial statements prepared by the Loan Parties and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
9.12Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Loan Parties, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, 45 days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Majority Banks, such removal to be effective on the date specified by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, on behalf of the Loan Parties and the Banks, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks within 30 days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Loan Parties and the Banks, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of any Loan Party or any Bank, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Banks may perform all the duties of the Administrative Agent hereunder and the Loan Parties shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes shall deal directly with the Banks. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least
$100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article IX shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.
9.13Administrative Agent’s and Arranger’s Fees. The Company agrees to pay to the Administrative Agent and to the Lead Arranger, for their respective accounts, the fees agreed to by the Company, the Administrative Agent and the Lead Arranger pursuant to the Fee Letter or as otherwise agreed from time to time

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9.14Delegation to Affiliates. The Loan Parties and the Banks agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles VIII and IX.
9.15Certain ERISA Matters.
(a)Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:
(i)such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more prohibited transaction exemptions issued by the Department of Labor (each, a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)(A) such Bank is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.
(b)In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause

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(a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and
(y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.16Erroneous Payments.
(a)If the Administrative Agent notifies a Bank or other holder of any Obligations (each, a “Bank Party”), or any Person who has received funds on behalf of a Bank Party (any such Bank Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 9.16(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting Section 9.16(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):

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(i)(A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)such Payment Recipient shall promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.16(b).
(c)Each Bank Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Bank Party under any Loan Document, against any amount due to the Administrative Agent under Section 9.16(a) or under the indemnification provisions of this Agreement.
(d)An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from the Parent or a Subsidiary for the purpose of making such Erroneous Payment.
(e)To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.
(f)Each party’s agreements under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Bank, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.
ARTICLE X
LOAN GUARANTY
10.01Guaranty. The Parent hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantees, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Guaranteed Obligations of the Parent (the “Loan Guaranty”). The Parent further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Bank that extended any portion of the Guaranteed Obligations.
10.02Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. The Parent waives any right to require the Administrative Agent or any Bank to sue

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the Company, the Parent, any other guarantor of, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
10.03No Discharge or Diminishment of Loan Guaranty.
(a)Except as otherwise provided for herein, the obligations of the Parent hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the existence, structure or ownership of the Company or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, set-off or other rights which the Parent may have at any time against any Obligated Party, the Administrative Agent, any Bank, or any other Person, whether in connection herewith or in any unrelated transactions.
(b)The obligations of the Parent hereunder are not subject to any defense or set-off, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)Further, the obligations of the Parent hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any Bank to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Company for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent or any Bank with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of the Parent or that would otherwise operate as a discharge of the Parent as a matter of law or equity (other than the payment in full of the Guaranteed Obligations).
10.04Defenses Waived. To the fullest extent permitted by applicable law, the Parent hereby waives any defense based on or arising out of any defense of the Company or the Parent or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Company, the Parent or any other Obligated Party, other than the payment in full of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Parent irrevocably waives acceptance hereof, presentment,

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demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. The Parent confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of the Parent under this Loan Guaranty, except to the extent the Guaranteed Obligations have been paid in full. To the fullest extent permitted by applicable law, the Parent waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against any Obligated Party or any security.
10.05Rights of Subrogation. The Parent will not assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Parent have fully performed all their obligations to the Administrative Agent and the Banks.
10.06Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of set-off) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Parent’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent and the Banks are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Parent forthwith on demand by the Administrative Agent.
10.07Information. The Parent assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Parent assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent or any Bank shall have any duty to advise the Parent of information known to it regarding those circumstances or risks.
10.08Release of Guarantor. Upon payment in full of all Obligations, the Loan Guaranty and all obligations (other than those expressly stated to survive such termination) of the Parent thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
10.09Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by the Parent hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the

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Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law. In determining the limitations, if any, on the amount of the Parent’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which the Parent may have under the Loan Guaranty, any other agreement or applicable law shall be taken into account.
10.10 Liability Cumulative. The liability of the Parent under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent and the Banks under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
ARTICLE XI
MISCELLANEOUS
11.01Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Loan Parties and acknowledged by the Administrative Agent, and then any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall:
(a)without the written approval of each Bank directly affected thereby,
(i) increase, reinstate or extend the Commitment, or amend or modify the Pro Rata Share, of any Bank or amend Section 8.03); (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document; or (iii) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document; and
(b)without the consent of each Bank, (i) change the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;
(ii) amend this Section, the definition of “Majority Banks,” Section 11.10, Article IV, Article IX or any provision herein providing for consent or other action by all Banks, (iii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation or (iv) release the Parent under the guaranty provisions of Article X; and provided, further, that (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (y) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the respective parties thereto.

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11.02Notices Generally.
(a)Except as otherwise permitted by Section 2.08 with respect to certain notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission or similar writing) and shall be given to such party: (x) in the case of any Loan Party, any Bank or the Administrative Agent, at its address or email address set forth in Schedule 11.02 or (y) in the case of any other party, at such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Loan Parties. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified pursuant to this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, as provided by Section 11.02(b)) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.
(b)Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Bank pursuant to Article II if such Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Change of Address, etc. The Loan Parties, the Administrative Agent and any Bank may each change the address or facsimile number for service of notice and other communications by a notice in writing to the other parties hereto.
(d)The Company hereby authorizes the Administrative Agent to extend Loans and to transfer funds based on oral or written requests via telephone. The Administrative Agent may rely upon, and shall incur no liability for relying upon, any oral or written requests that the Administrative Agent believes to be genuine and to have been signed, sent or made by an

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authorized person. Upon request by the Administrative Agent, the Company shall promptly confirm each oral notice in writing (which may include email), authenticated by a Responsible Officer of the Company. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.
11.03No Waiver; Cumulative Remedies. The rights, powers, privileges and remedies of the Administrative Agent and the Banks provided herein or in any other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by law or equity or under any other instrument, document or agreement now existing or hereafter arising. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
11.04Several Obligations; Benefits of this Agreement. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided that the parties hereto expressly agree that the Lead Arranger shall enjoy the benefits of the provisions of Sections 9.11, 11.05 and 11.21 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
11.05Expenses; Indemnification. (a) The Company shall reimburse the Administrative Agent and the Lead Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Lead Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including via the internet), review, amendment, modification and administration of the Loan Documents. The Company also agrees to reimburse the Administrative Agent, the Lead Arranger and each Bank for any costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Administrative Agent, the Lead Arranger or such Bank) paid or incurred by the Administrative Agent, the Lead Arranger, or such Bank in connection with the collection and enforcement of the Loan Documents.
(b) The Company hereby further agrees to indemnify the Administrative Agent, the Lead Arranger, each Bank, their respective Affiliates, and each of their directors, officers, agents and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Lead Arranger, any Bank or any Affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application

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of the proceeds of any Loan hereunder, whether based in contract, tort or any other theory, whether brought by a third party or by the Company or any of its Affiliates or creditors, and regardless of whether the party seeking indemnification is a party thereto, except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party, or the party’s Affiliates, seeking indemnification. The obligations of the Company under this Section 11.05 shall survive the termination of this Agreement.
11.06Marshalling; Payments Set Aside. None of the Administrative Agent nor the Banks shall be under any obligation to marshall any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by the Administrative Agent.
11.07Successors and Assigns
The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Administrative Agent, the Loan Parties and the Banks and their respective successors and assigns, except that (i) no Loan Party shall have any right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Bank must be made in compliance with Section 11.08. The parties to this Agreement acknowledge that clause (ii) of the foregoing sentence relates only to absolute assignments and does not prohibit assignments creating security interests, including (x) any pledge or assignment by any Bank of all or any portion of its rights under this Agreement and any Note to secure obligations of such Bank, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority, or (y) in the case of a Bank which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided that no such pledge or assignment creating a security interest shall release the transferor Bank from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 11.08. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 11.08; provided that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether

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or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
11.08Participations; Assignments, etc.. Permitted Participants; Effect.
(a)Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other Persons (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or the Parent or any of the Parent’s Affiliates or Subsidiaries) (“Participants”) participating interests in any Loan owing to such Bank, any Note held by such Bank or any other interest of such Bank under the Loan Documents. Upon any such sale by a Bank of participating interests to a Participant, such Bank’s obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the owner of its Loan and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Loan Parties under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under the Loan Documents: provided that if the Company consents to the sale of participating interests to a Participant, such Participant shall be entitled to the benefits of, and be subject to Sections 3.02 and 3.03 of this Agreement as if it were a Purchaser (except that any payments made on behalf of or by the Company or the Participant shall be made to such Bank for the benefit of the Company or the Participant, as applicable).
(b)Voting Rights. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which requires the unanimous consent of all Banks under Section 11.01.
(c)Benefit of Set-off. The Loan Parties agree that each Participant shall be deemed to have the right of set-off provided in Section 11.10 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Documents; provided that each Bank shall retain the right of set-off provided in Section 11.10 with respect to the amount of participating interests sold to each Participant. The Banks agree to share with each Participant, and each Participant, by exercising the right of set-off provided in Section 11.10, agrees to share with each Bank, any amount received pursuant to the exercise of its right of set- off, such amounts to be shared in accordance with Section 11.10 as if each Participant were a Bank.
(d)Permitted Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Any assignment shall be made pursuant to a document substantially in the form of Exhibit D or in such other form as may be agreed to by the parties thereto. The consent of the Company and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser that is not a Bank or an Affiliate thereof; provided that (i) if a Default or

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an Event of Default has occurred and is continuing, the consent of the Company shall not be required and (ii) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser that is not a Bank or an Affiliate thereof shall (unless each of the Company and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $2,500,000 or (ii) the remaining amount of the assigning Bank’s outstanding Loans as at the date of such assignment.
(e)Effect: Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Section 11.08(d), and (ii) payment by the assigning Bank of a $4,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Assignment Agreement. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by or on behalf of the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Loan Party, the Banks or the Administrative Agent shall be required to release the transferor Bank with respect to the percentage of the applicable Loan assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 11.08(e), the transferor Bank, the Administrative Agent and the Company shall, if the transferor Bank or the Purchaser desires that its Loan be evidenced by a Note, make appropriate arrangements so that a new Note or, as appropriate, a replacement Note is issued to such transferor Bank and a new Note or, as appropriate, a replacement Note, is issued to such Purchaser, in each case in principal amount reflecting its then applicable Loans, as adjusted pursuant to such assignment.
(f)Dissemination of Information. Each Loan Party authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Bank’s possession concerning the creditworthiness of the Parent and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 11.09 of this Agreement.
(g)Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.03(g).
(h)Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Loan Parties, shall maintain at the Administrative Agent’s office specified for payments pursuant to Section 2.08, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Banks and principal amounts (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time

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(the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed Assignment Agreement executed by an assigning Bank and an assignee and the recordation fee referred to in clause (e) of this Section and any written consent to such assignment required by clause (d) of this Section, the Administrative Agent shall accept such Assignment Agreement and record the information contained therein in the Register; provided that, if either the assigning Bank or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment Agreement and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
11.09Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by any Loan Party and provided to it by a Loan Party or any Affiliate, or by the Administrative Agent on any Loan Party’s or such Affiliate’s behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Parent or any of its respective Subsidiaries; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Bank or
(ii) was or becomes available on a non-confidential basis from a source other than a Loan Party or any Affiliate so long as such source is not bound by a confidentiality agreement with a Loan Party or any Affiliate known to such Bank; provided that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank’s independent auditors and other professional advisors; (G) to any Participant or Purchaser, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Parent or any of its Subsidiaries is party or is deemed party with such Bank or such Affiliate; (I) to its Affiliates and to the partners, directors, officers, employees, agents, trustees, administrators, managers, such Affiliates’ independent auditors and other professional advisors and representatives of such Bank and of such Bank’s Affiliates who are advised of the confidential nature of such information; (J) to the National Association of Insurance Commissioners or any similar organization or any

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nationally recognized rating agency that requires access to information about such Bank’s investment portfolio in connection with ratings issued with respect to such Bank; (K) to market data collectors, similar service providers to the lending industry (including league table providers that serve the lending industry) and service providers in connection with the administration of this Agreement and (L) to any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Company and its obligations, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder. Notwithstanding anything herein to the contrary, the Administrative Agent and each Bank may disclose to any Person, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or any Bank relating to such U.S. tax treatment and tax structure.
11.10Set-off; Ratable Payments. In addition to, and without limitation of, any rights of the Banks under applicable law, if any Event of Default occurs and is continuing, upon the written consent of the Administrative Agent, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Bank or any Affiliate of any Bank to or for the credit or account of any Loan Party may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part hereof, shall then be due. If any Bank, whether by set- off or otherwise, has payment made to it upon its Loan (other than payments received pursuant to Section 3.01, 3.02 or 3.03) in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a portion of the outstanding Loans held by the other Banks so that after such purchase each Bank will hold its Pro Rata Share of the aggregate outstanding principal of all Loans. If any Bank, whether in connection with set-off or amounts which might be subject to set-off or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to set-off, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in accordance with their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
11.11Automatic Debits of Fees. With respect to any upfront fee, agency fee, arrangement fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Administrative Agent, U.S. Bank or the Lead Arranger under the Loan Documents, each Loan Party hereby irrevocably authorizes the Administrative Agent and/or U.S. Bank to debit any deposit account of such Loan Party with the Administrative Agent and/or U.S. Bank in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other reasonable cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Administrative Agent’s and/or U.S. Bank’s sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

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11.12Notification of Addresses, Lending Installations, etc.. Each Bank shall promptly notify the Administrative Agent in writing of any changes in the address to which notices to such Bank should be directed, of addresses of any Lending Installation, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.
11.13Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
11.14Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
11.15GOVERNING LAW AND JURISDICTION. (a) THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW); PROVIDED THAT EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND EACH BANK CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND EACH BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE

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LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
(c)NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST THE ADMINISTRATIVE AGENT OR ANY BANK OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
11.16WAIVER OF JURY TRIAL. EACH LOAN PARTY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY PARTICIPANT OR ANY ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH LOAN PARTY, THE BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY ARE WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
11.17Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Loan Parties, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (other than the Fee Letter).
11.18Survival of Representations. All representations and warranties of the Loan Parties contained in this Agreement, expressly or incorporated by reference, shall survive the making of the Loans herein contemplated.
11.19Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

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11.20Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Banks.
11.21Nonliability of Banks. The Loan Parties agree that none of the Administrative Agent, the Lead Arranger or any Bank shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Administrative Agent, the Lead Arranger or any Bank, nor any of their respective Affiliates, or any director, officer, agent or employee of any of the foregoing shall have any liability with respect to, and the Loan Parties hereby waive, release and agree not to sue for, any special, indirect consequential or punitive damages suffered by any Loan Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.
11.22No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arranger are arm’s- length commercial transactions between the Loan Parties and their Affiliates, on the one hand, and the Administrative Agent and the Lead Arranger, on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent and the Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person and (ii) neither the Administrative Agent nor the Lead Arranger has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and neither the Administrative Agent nor the Lead Arranger has any obligation to disclose any of such interests to any Loan Party or its Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.23PATRIOT Act Notice. Each Bank that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the names and addresses

67

of the Loan Parties and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the PATRIOT Act.
11.24Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability, in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
11.25Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if

68

the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
11.26Document Imaging; Telecopy and PDF Signatures; Electronic Signatures.
(a)Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document (including, for the avoidance of doubt, any Assignment Agreement) and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.02), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) transmitted by telecopy, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it. To the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Parent or its Subsidiaries without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature. Upon the request of any Loan Party, the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by a manually executed counterpart.
(b)Without notice to or consent of any other party, each party may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against any party thereto. The Administrative Agent may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, the Uniform Electronic Transactions Act, with the image of such instrument in the Administrative Agent’s possession constituting an “authoritative copy” under the Uniform Electronic Transactions Act.

69

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

70

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
WBI ENERGY TRANSMISSION, INC., as
Company

By:
Name: Rob L. Johnson
Title:    President

CEHI, LLC, as Parent

By:
Name: Jason L. Vollmer
Title:    Vice President and Treasurer

[This is a signature page to the WBI Energy Transmission, Inc. Term Loan Agreement] Sl

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name: James O'Shaughnessy Title:    Senior Vice President

[This is a signature page to the WBI Energy Transmission, Inc. Term Loan Agreement] S2

SCHEDULE 2.01 COMMITMENTS AND PRO RATA SHARES

	Term Loan Amount	Term Loan Pro Rata Share
U.S. Bank National Association	$60,000,000	100%
TOTAL	$60,000,000	100%

Schedule 2.01 – Page 1

SCHEDULE 7.01 CERTAIN PERMITTED LIENS
None

Schedule 7.01 – Page 1

SCHEDULE 7.02
EXISTING INDEBTEDNESS

1. Master Shelf	$ 195,000,000
2. Other Senior Notes	$ 50,000,000
3. Commercial Paper and unamortized
debt issuance costs (as of March 20, 2024)	$ 40,865,000

Schedule 7.12 – Page 1

SCHEDULE 11.02
LENDING INSTALLATIONS; ADDRESSES FOR NOTICES WBI ENERGY TRANSMISSION, INC.
WBI Energy Transmission, Inc. 1250 West Century Avenue Bismarck, ND 58503
PO Box 5601
Attention: Jason Vollmer Telephone: (701) 530-1501
Email: TreasuryServices@MDUResources.com

CEHI, LLC
CEHI, LLC
1200 West Century Avenue Bismarck, ND 58503 Attention: Jason L. Vollmer Telephone: (701) 530-1755
Email: TreasuryServices@MDUResources.com

U.S. Bank National Association, as Administrative Agent
Credit/Legal
U.S. Bank National Association Power & Utilities Division
214 N. Tryon Street - 35th Floor Charlotte, NC 28202
Attention: James O’Shaughnessy Telephone: (704) 335-6828
Email: james.oshaugnessy@usbank.com
Agency Service
U.S. Bank National Association Agency Services
800 Nicollet Mall, 3rd Floor Minneapolis, MN 55402
Email: agencyserviceslcmshared@usbank.com

Schedule 11.02 – Page 1

[LETTERHEAD OF COHEN TAUBER SPIEVACK & WAGNER P.C.]
April 1, 2024
U.S. Bank National Association, as Administrative Agent
and the Banks listed
on Schedule 1 attached hereto

We have acted as special counsel for WBI Energy Transmission, Inc., a Delaware corporation (the “Company”), and CEHI, LLC, a Delaware limited liability company (the “Parent”; collectively, the Company and the Parent are referred to herein as the “Loan Parties” and individually as a “Loan Party”), in connection with (a) the negotiation, preparation, execution and delivery of the Term Loan Agreement dated as of April 1, 2024 (the “Agreement”) among the Loan Parties, various lenders (the “Banks”) and U.S. Bank National Association, as Administrative Agent, and (b) the negotiation, preparation, execution and delivery of the other Loan Documents listed on Schedule 2 attached hereto (together with the Agreement, the “Loan Documents”). This opinion is furnished to you pursuant to Section 4.01(g) of the Agreement and at the instruction of the Company. All capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Agreement.
For the purpose of rendering the opinions contained herein, we have examined and reviewed the Loan Documents. We have also examined the originals, or copies certified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company, the Certificate of Formation and Limited Liability Company Agreement of the Parent, resolutions adopted by the board of directors (or similar governing body) of each Loan Party authorizing the execution, delivery and performance by such Loan Party of the Loan Documents, and such other corporate records of each Loan Party and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as certified or photostatic copies. We have also assumed, with your consent, the due execution and delivery, pursuant to due authorization, of the Agreement by all parties thereto other than the Loan Parties and the validity and binding effect of the Agreement upon such parties. As to any facts that we did not independently establish or verify, we have relied without independent investigation upon statements, representations, and certificates of officers of each Loan Party and as to the matters addressed therein, upon certificates or communications from public officials.
Further, for the purposes of rendering the opinion expressed in numbered paragraph 9 below, we have relied on the representations and warranties of each Loan Party contained in Section 5.10 of the Agreement and have assumed compliance by the Loan Parties with the covenants of the Loan Parties contained in Sections 6.11 and 7.03 of the Agreement.

Exhibit A – Page 1 Form of Opinion of Cohen Tauber Spievack & Wagner P.C.

Based on and subject to the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, it is our opinion that:
1.The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware.
2.Each Loan Party has the corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party.
3.The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary organizational action, and each of the Loan Documents has been duly executed and delivered by such Loan Party party thereto.
4.The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party do not and will not (a) breach or constitute a default under its Certificate of Incorporation or Bylaws, in the case of the Company, or Certificate of Formation or Limited Liability Company Agreement, in the case of the Parent, each as amended to date, or (b) violate any Requirement of Law.
5.All consents, approvals, exemptions, waivers, licenses, authorizations and other actions by or filings with any Governmental Authority on the part of each Loan Party have been obtained or made in connection with the due execution, delivery and performance by such Loan Party of the Loan Documents to which it is a party.
6.Each of the Loan Documents constitutes a legal, valid and binding obligation of each Loan Party party thereto enforceable in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and of general principles of equity (regardless of whether applied in a proceeding in equity or at law), except that we express no opinion as to
(a) Section 11.10 of the Agreement, (b) the enforceability of rights to indemnity under federal or state securities laws, (c) the enforceability of waivers by parties of their respective rights and remedies under law, or (d) the enforceability of any provision of any Loan Document incorporating the Bail-In Legislation or authorizing any Bail-In Action.
7.Neither the consent of the stockholders of the Company nor the consent of the members of the Parent is, or will be, required as a condition to the validity or enforceability of the Loan Documents or any of the transactions contemplated in the Agreement.
8.The transactions contemplated by the Loan Documents are not usurious under applicable law.
9.The consummation of the transactions contemplated by the Loan Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Exhibit A – Page 2 Form of Opinion of Cohen Tauber Spievack & Wagner P.C.

10.The choice of law provision set forth in the Loan Documents wherein the parties agree that the laws of the State of New York shall govern and control the terms of the Loan
Documents is a valid, effective and enforceable choice of law under the laws of the State of New York and would be upheld and enforced by courts of the State of New York and by the federal courts sitting and applying the laws of the State of New York.
11.Neither Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither Loan Party is subject to regulation under the Interstate Commerce Act or any other federal statute or regulation limiting its ability to incur indebtedness.
This opinion is limited to the laws of the State of New York, the General Corporation Law and the Limited Liability Company Act of the State of Delaware, and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.
This opinion is intended solely for your use and the use of your counsel, and is rendered solely in connection with the Loan Documents, and without our written consent may not be
(a) relied upon by you for any other purpose, or (b) relied upon by any other person or entity for any purpose, except that Paul R. Sanderson may rely on the opinions expressed herein in rendering to you his opinion of even date herewith.
The opinions expressed above are limited to the law and facts in effect on the date hereof. We disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which might alter, affect, or modify the opinions expressed herein.
We hereby consent to reliance on the opinions expressed herein by [(a)] the Administrative Agent and the Banks now or hereafter parties to the Agreement [and (b) the Bank of North Dakota as a Participant].
Very truly yours,

Cohen Tauber Spievack & Wagner P.C.

Exhibit A – Page 3 Form of Opinion of Cohen Tauber Spievack & Wagner P.C.

•U.S. Bank National Association

Schedule 1

Exhibit A – Page 4 Form of Opinion of Cohen Tauber Spievack & Wagner P.C.

Schedule 2
Note, dated April 1, 2024, issued to U.S. Bank National Association in the aggregate principal amount of $60,000,000.

Exhibit A – Page 5 Form of Opinion of Cohen Tauber Spievack & Wagner P.C.

EXHIBIT B

[LETTERHEAD OF WBI ENERGY TRANSMISSION, INC.]
April 1, 2024
U.S. Bank National Association as Administrative Agent,
and the Banks listed
on Schedule 1 attached hereto Ladies and Gentlemen:
I am Chief Legal Officer for WBI Energy Transmission, Inc., a Delaware corporation (the “Company”), and Secretary of CEHI, LLC, a Delaware limited liability company (the “Parent”; collectively, the Company and the Parent are referred to herein as the “Loan Parties” and individually as a “Loan Party”) and in such capacity I am familiar with (a) the negotiation, preparation, execution and delivery of the Term Loan Agreement dated as of April 1, 2024 (the “Agreement”) among the Loan Parties, various lenders (the “Banks”) and U.S. Bank National Association, as Administrative Agent, and (b) the negotiation, preparation, execution and delivery of the other Loan Documents listed on Schedule 2 attached hereto (together with the Agreement, (the “Loan Documents”). This opinion is furnished to you pursuant to Section 4.01(g) of the Agreement and at the instruction of the Loan Parties. All capitalized terms used but not otherwise defined herein have the respective meanings assigned to them in the Agreement.
For the purpose of rendering the opinions contained herein, I have examined and reviewed the Loan Documents. I have also examined the originals, or copies certified to my satisfaction, of the Certificate of Incorporation and Bylaws of the Company and the Certificate of Formation and the Limited Liability Company Agreement of the Parent, resolutions adopted by the board of directors (or similar governing body) of each Loan Party authorizing the execution, delivery and performance by each Loan Party of the Loan Documents, and such other organizational records of each Loan Party and agreements, instruments and other documents as I have deemed necessary as a basis for the opinions expressed below. In my examination, I have assumed the genuineness of all signatures, other than the signatures of each Loan Party on the Loan Documents, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals and the conformity with original documents of all documents submitted to me as certified or photostatic copies. I have also assumed, with your consent, the due execution and delivery, pursuant to due authorization, of the Agreement by all parties thereto other than the Loan Parties and the validity and binding effect of the Agreement upon such parties.
As to any facts that I did not independently establish or verify, I have relied without independent investigation upon statements, representations and certificates of officers of each Loan Party and, as to the matters addressed therein, upon certificates or communications from public officials. As used herein, the phrase “to my knowledge” with respect to the existence or absence of facts is intended to signify that, while I have made no specific inquiry or other

Exhibit B - Page 1 Form of Opinion of Paul R. Sanderson

independent examination to determine the existence or absence of such facts, no factual information has come to my attention which causes me to believe that such facts are not accurate.
Based on and subject to the foregoing and upon such investigation as I have deemed necessary, and subject to the qualifications set forth below, it is my opinion that:
1.The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.
2.Each Loan Party has the corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, and has all requisite power and authority, licenses and permits to own its assets and to carry on its business as currently conducted and as contemplated to be conducted by the Agreement.
3.The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or limited liability company action, and each of the Loan Documents has been duly executed and delivered by each Loan Party party thereto.
4.The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party do not and will not (a) breach or constitute a default under (i) its Certificate of Incorporation or Bylaws, in the case of the Company, or its Certificate of Formation or Limited Liability Company Agreement, in the case of the Parent, each as amended to date, (ii) to my knowledge, any decree, injunction, order, writ, or other action of any Governmental Authority applicable to it or its assets, or (iii) to my knowledge, any other Contractual Obligation to which it is a party or by which any of its properties may be bound, (b) to my knowledge, result in or require the creation of any Lien (other than for the benefit of the Banks) upon or with respect to any of its assets, or (c) violate any Requirement of Law.
5.All consents, approvals, exemptions, waivers, licenses, authorizations and other actions by or filings with any Governmental Authority on the part of each Loan Party have been obtained or made in connection with the execution and delivery and performance by such Loan Party of the Loan Documents to which it is a party.
6.There is no pending or, to my knowledge, threatened or contemplated action, suit, claim, dispute or proceeding in arbitration or before any court or Governmental Authority against any Loan Party or any of its assets, or with respect to any Plan, (a) which purports to affect or pertain to the Loan Documents, or any of the transactions contemplated thereby, or (b) if determined adversely such Loan Party, would reasonably be expected to have a Material Adverse Effect.
7.Neither the consent of the stockholders of the Company or the members of the Parent, nor the consent of any holder of any Indebtedness of any Loan Party, is or will be required as a condition to the validity or enforceability of the Loan Documents to which it is a party or any of the transactions contemplated in the Agreement.

Exhibit B - Page 2 Form of Opinion of Paul R. Sanderson

8.The choice of law provision set forth in the Loan Documents wherein the parties agree that the laws of the State of New York shall govern and control the terms of the Loan Documents is a valid, effective and enforceable choice of law under the laws of the State of North Dakota and would be upheld and enforced by courts of the State of North Dakota and by the federal courts sitting and applying the laws of the State of North Dakota, at least to the extent that New York law on the particular issue is not found to be contrary to North Dakota public policy.
9.If, notwithstanding the provisions of Section 11.15 of the Agreement, North Dakota law were held to be applicable to the other Loan Documents, each such document will constitute the legal, valid and binding obligation of each Loan Party party thereto enforceable in accordance with its respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and of general principles of equity (regardless of whether applied in a proceeding in equity or at law), except that I express no opinion as to (a) Section 11.10 of the Agreement, (b) the enforceability of rights to indemnity under federal or state securities laws, (c) the enforceability of waivers by parties of their respective rights and remedies under law, or (d) the enforceability of any provision of any Loan Document incorporating the Bail-In Legislation or authorizing any Bail-In Action.
10.No Loan Party is subject to regulation under any state public utilities code or any other state statute or regulation limiting its ability to incur indebtedness.
The opinions expressed herein are limited to the laws of the State of North Dakota and the General Corporation Law and the Limited Liability Company Act of the State of Delaware. I express no opinion as to any law, rule, regulation, ordinance, code or similar provision of law of any county, municipality or similar political subdivision of the State of North Dakota or any agency or instrumentality thereof. I am a member of the North Dakota Bar and do not hold myself out as an expert on the laws of any other jurisdiction. Insofar as the opinions expressed herein relate to the laws of the State of New York, the General Corporation Law and the Limited Liability Company Act of the State of Delaware, or the federal laws of the United States of America, I have relied with your consent on the opinion, of even date herewith, of Cohen Tauber Spievack & Wagner P.C.
This opinion is intended solely for your use and the use of your counsel, and is rendered solely in connection with the Loan Documents, and without my written consent may not be
(a) relied upon by you for any other purpose, or (b) relied upon by any other person or entity for any purpose. The opinions expressed above are limited to the law and facts in effect on the date hereof. I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which might alter, affect or modify the opinions expressed herein.

Exhibit B - Page 3 Form of Opinion of Paul R. Sanderson

I hereby consent to reliance on the opinions expressed herein by [(a)]the Administrative Agent and the Banks now or hereafter parties to the Agreement [and (b) the Bank of North Dakota as a Participant].
Very truly yours,

Paul R. Sanderson
Chief Legal Officer and Secretary of WBI Energy Transmission, Inc.

Secretary of CEHI, LLC

Exhibit B - Page 4 Form of Opinion of Paul R. Sanderson

EXHIBIT B

•U.S. Bank National Association

Schedule 1

Exhibit B - Page 5 Form of Opinion of Paul R. Sanderson

Schedule 2
Note, dated April 1, 2024, issued to U.S. Bank National Association in the aggregate principal amount of $60,000,000.

Exhibit B - Page 6 Form of Opinion of Paul R. Sanderson

EXHIBIT C

FORM OF NOTE
     ,ꞏ20
WBI Energy Transmission, Inc., a Delaware corporation (the “Company”), promises to pay to the order of [●] (the “Bank”) in immediately available funds at the main office of U.S. Bank National Association, as Administrative Agent, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Agreement referred to below, together with interest on the unpaid principal amount hereof from time to time outstanding, in each case at the rates and on the dates set forth in the Agreement.
This Note is issued pursuant to, and is entitled to the benefits of, the Term Loan Agreement dated as of April 1, 2024 among the Company, CEHI, LLC, as the Parent, the various lenders party thereto, and U.S. Bank National Association, individually and as Administrative Agent (as amended or otherwise modified from time to time, the “Agreement”). Reference is hereby made to the Agreement for a statement of the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used but not otherwise defined herein have the respective meanings attributed to them in the Agreement.
WBI ENERGY TRANSMISSION, INC.

By:      Name:      Title:

Exhibit C – Page 1 Form of Note

EXHIBIT D

FORM OF ASSIGNMENT AGREEMENT
This Assignment Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Term Loan Agreement identified below (the “Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below: (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective Loans identified below (including without limitation any guarantees included in such Loans); and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Agreement, any other document or instrument delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clause (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.
1.Assignor:
2.Assignee:
[and is an Affiliate/Approved Fund of [identify Bank]]
3.The Company:    WBI Energy Transmission, Inc.
4.Administrative Agent:    U.S. Bank National Association, as administrative agent
under the Agreement
5.Loan Agreement:    The Term Loan Agreement dated as of April 1, 2024 among
WBI Energy Transmission, Inc., as the Company, CEHI, LLC, as Parent, the Banks that are parties thereto and U.S. Bank National Association, as Administrative Agent
6.Assigned Interest:

Exhibit D – Page 1 Assignment Agreement

Loan to be Assigned	Aggregate Amount of Loan Outstanding	Amount of Loan Assigned	Percentage of Loan Assigned
	$	$	%
	$	$	%
	$	$	%

7.Effective Date:           , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

Exhibit D – Page 2 Assignment Agreement

The terms set forth in this Assignment are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By:      Title:
ASSIGNEE
[NAME OF ASSIGNEE]

By:      Title:

[Consented to and] Accepted:
U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:      Title:

[Consented to:]
WBI ENERGY TRANSMISSION, INC.

By      Title:

Exhibit D – Page 3 Assignment Agreement

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AGREEMENT
1.Representations and Warranties.
1.1Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by any Loan Party or any other Person of any of their respective obligations under any Loan Document.
1.2Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Bank under the Agreement,
(ii) it meets all requirements of an Eligible Assignee under the Agreement (subject to such consents, if any, as may be required under the Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vii) attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Agreement, duly completed and executed by the Assignee and (viii) none of the consideration used to make the purchase of the Loans under this Assignment constitutes “plan assets” as defined under ERISA and that the rights and interests of the Assignee in and under the Loan Documents will not be “plan assets” under ERISA; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

Exhibit D – Page 4 Assignment Agreement

2.Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit D – Page 5 Assignment Agreement

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE
To:    The Administrative Agent and the Lenders that are parties to the Loan Agreement described below
This Compliance Certificate is furnished pursuant to the Term Loan Agreement dated as of April 1, 2024 (as amended or otherwise modified from time to time, the “Loan Agreement”), among WBI Energy Transmission, Inc. (the “Company”), CEHI, LLC (the “Parent”), several financial institutions from time to time party thereto and U.S. Bank National Association, as administrative agent (the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Loan Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1.I am the duly elected      of the [Company][Parent];
2.I have reviewed the terms of the Loan Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the [Company][Parent] and its Subsidiaries during the accounting period covered by the attached financial statements;
3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below; and
[4. Schedule I attached hereto sets forth financial data and computations evidencing the Company’s compliance with Section 7.02 of the Loan Agreement, all of which data and computations are true, complete and correct.]1
Described below are the exceptions, if any, to paragraph 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action that the [Company][Parent] has taken, is taking, or proposes to take with respect to each such condition or event:

1 To be included in a Company Compliance Certificate

Exhibit E – Page 1 Form of Compliance Certificate

The foregoing certifications[, together with the computations set forth in Schedule I hereto] and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered on     , 20 .

Exhibit E – Page 2 Form of Compliance Certificate

SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of     , 20

Section 7.02 – Limitation on Indebtedness
A.Consolidated Indebtedness    $
B.Consolidated Indebtedness under Covered Contracts    $
C.80% of obligations for unsecured surety bonds    $
D.Consolidated Total Capitalization    $
E.Capitalization Ratio ((Item A – Item B – Item C)/Item D)

F.Maximum Capitalization Ratio permitted    65%

Exhibit E – Page 3 Form of Compliance Certificate

EXHIBIT F

FORM OF MONEY TRANSFER INSTRUCTIONS
To: U.S. Bank National Association, as administrative agent (the “Administrative Agent”) under the Loan Agreement described below.
Re: Term Loan Agreement dated as of April 1, 2024 (as amended or otherwise modified from time to time, the “Loan Agreement”), among WBI Energy Transmission, Inc. (the “Company”), CEHI, LLC (the “Parent”), several financial institutions from time to time party thereto and the Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned to them in the Loan Agreement.
The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Loans or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Company; provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Company in accordance with Section 11.02 of the Loan Agreement or based on any telephonic notice made in accordance with Section 11.02(d) of the Loan Agreement.
Customer/Account Name             WBI Energy Transmission, Inc.     Transfer Funds To     U.S. Bank National Association          For Account No.                       Reference/Attention To                      Responsible Officer (Customer Representative) Date

(Please Print)    Signature

Bank Officer Name    Date

(Please Print)    Signature

(Deliver Completed Form to Credit Support Staff for Immediate Processing)

Exhibit F - Page 1
Form of Money Transfer Instructions

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 1, 2024 (as amended or otherwise modified from time to time, the “Loan Agreement”), among WBI Energy Transmission, Inc. (the “Company”), CEHI, LLC (the “Parent”), several financial institutions from time to time party thereto and U.S. Bank National Association, as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 3.03 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loans (as well as any Note evidencing such Loans) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF LENDER]

By:         Name:
Title:

Date:      , 20[ ]

EXHIBIT G-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 1, 2024 (as amended or otherwise modified from time to time, the “Loan Agreement”), among WBI Energy Transmission, Inc. (the “Company”), CEHI, LLC (the “Parent”), several financial institutions from time to time party thereto and U.S. Bank National Association, as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 3.03 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-
U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing; and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:         Name:
Title:

Date:      , 20[ ]

Exhibit G - Page 2 Form of U.S Tax Compliance Certificate

EXHIBIT G-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 1, 2024 (as amended or otherwise modified from time to time, the “Loan Agreement”), among WBI Energy Transmission, Inc. (the “Company”), CEHI, LLC (the “Parent”), several financial institutions from time to time party thereto and U.S. Bank National Association, as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 3.03 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or
(ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and
(2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

[NAME OF PARTICIPANT]

By:         Name:
Title:
Date:      , 20[ ]

Exhibit G - Page 3 Form of U.S Tax Compliance Certificate

EXHIBIT G-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Agreement dated as of April 1, 2024 (as amended or otherwise modified from time to time, the “Loan Agreement”), among WBI Energy Transmission, Inc. (the “Company”), CEHI, LLC (the “Parent”), several financial institutions from time to time party thereto and U.S. Bank National Association, as administrative agent (the “Administrative Agent”).

Pursuant to the provisions of Section 3.03 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loans (as well as any Note evidencing such Loans) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loans (as well as any Note evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN- E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.
[NAME OF LENDER]

By:         Name:
Title:
Date:      , 20[ ]

Exhibit G - Page 4 Form of U.S Tax Compliance Certificate

EXHIBIT H
FORM OF BORROWING NOTICE

    , 20

To:    U.S. Bank National Association, as administrative agent

Re: Term Loan Agreement dated as of April 1, 2024 (as amended or otherwise modified from time to time, the “Loan Agreement”), among WBI Energy Transmission, Inc. (the “Company”), CEHI, LLC (the “Parent”), several financial institutions from time to time party thereto and U.S. Bank National Association, as administrative agent

Pursuant to Section 2.02(a) of the Agreement, the Company gives you irrevocable notice of the Loan specified below:

the borrowing date of such Loan shall be     , 20 ; and the aggregate amount of such Loan shall equal $        .
The Company certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)the representations and warranties of the Company contained in Article V of the Loan Agreement are true and correct in all material respects as though made on and as of the date of such Loan (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and
(b)no Default or Event of Default exists or would result from such Loan.

Exhibit H - Page 1 Form of Notice of Authorized Borrowers

WBI ENERGY TRANSMISSION, INC.

By:      Name:          Title:

Exhibit H - Page 2 Form of Notice of Authorized Borrowers